SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12.

                        PAX WORLD MONEY MARKET FUND, INC.
                           --------------------------
                (Name of Registrant as Specified in its Charter)
                                       N/A
                           --------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: N/A

(2) Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: $0

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)  Amount Previously Paid: N/A
               (2)  Form, Schedule or Registration Statement No.: N/A
               (3)  Filing Party: N/A
               (4)  Date Filed: N/A

                        PAX WORLD MONEY MARKET FUND, INC.
                                  (THE "FUND")
                                600 FIFTH AVENUE
                            NEW YORK, NEW YORK 10020

                                                                  JULY [ ], 2008

Dear Shareholder:

Enclosed are a notice and a proxy statement concerning a special meeting of shareholders of Pax World Money Market Fund, Inc., a Maryland corporation (the "Fund") to be held on September 15, 2008. The matter you are being asked to vote on is the approval of the proposed liquidation and dissolution of the Fund, as described more fully in the enclosed proxy statement.

Reading this letter completely may make your review of the proxy statement easier. We ask that you review the proxy statement and vote your shares promptly. You can vote by returning the enclosed card or following the instructions located on your proxy card to vote via the Internet or touch-tone telephone.

Q. WHAT IS THE PROPOSAL ABOUT?

The proposal is to liquidate the Fund and return to all shareholders their investment as of the date of the liquidation. The proposal specifically requires approval by shareholders of the liquidation and dissolution of the Fund as set forth in the Plan of Liquidation and Dissolution of the Fund (the "Plan"). Under Maryland law and the Fund's Articles of Incorporation, the Fund must obtain your approval to liquidate and dissolve the Fund. The Board of Directors of the Fund (the "Board") reviewed this proposal and determined that it is advisable to liquidate and dissolve the Fund and to approve the Plan. Therefore, the Board has scheduled the meeting on September 15, 2008 to seek your approval of the liquidation and dissolution of the Fund, as set forth in the Plan. The Board recommends that you approve the proposal after you carefully study the enclosed materials.

Q. WHY IS THE BOARD RECOMMENDING THIS PROPOSAL?

At a meeting of the Board held on June 5, 2008, the Fund's investment adviser, Pax World Management Corp. (the "Adviser"), and the Fund's sub-adviser, Reich & Tang Asset Management, LLC (the "Sub-Adviser"), advised the Board that despite considering various options concerning the Fund's future, the Adviser recommended that the Fund be liquidated. The Adviser reviewed with the Board the costs to the Adviser in operating the Fund and noted that the Fund's overhead costs for insurance, accounting, legal, transfer agency, advisory and custodial services resulted in the Fund maintaining a high gross expense ratio during the past five years. The Adviser stated that in the past the Adviser has voluntarily agreed to waive a portion of its advisory fee and to cover certain other expenses incurred by the Fund in order to keep the Fund's total annual fund operating expenses competitive in the marketplace. The Adviser noted that, despite this financial accommodation, the amount of assets in the Fund have not attained a level to enable the Adviser to reduce or eliminate the waiver and reimbursement. The Adviser stated that it did not believe significant asset growth in the Fund was likely and the financial burden to the Adviser was unsustainable. The Adviser further stated that if the Adviser ended its voluntary waiver and reimbursement of expenses, the Fund's performance would suffer commensurately and the Fund's current inability to grow would be exacerbated. The Board considered a number of factors in determining that it is advisable to dissolve and liquidate the Fund, including the Adviser's representation that it was no longer economically viable for the Adviser to continue to subsidize the Fund's operations and to serve as the investment adviser to the Fund. The Board also considered the Adviser's representation that the Fund would not be economically viable if the Adviser terminated its fee waivers and expense reimbursements and if the Fund failed to significantly grow in asset size. Additionally, the Board considered the Adviser's commitment to continue its fee waivers and expense reimbursements during the liquidation process if the Board approved the proposed liquidation of the Fund, and the Adviser's commitment to cover all costs associated with the liquidation. Please refer to the proxy statement for a more detailed description of the factors considered by the Board.

Q.  HOW WILL THE LIQUIDATION WORK?

If the liquidation is approved by shareholders, the Fund immediately thereafter will not engage in any business activities, except to wind up its business, convert its portfolio securities to cash, and make one or more liquidating distributions to shareholders on a pro rata basis after deducting amounts necessary to satisfy any remaining liabilities. If the Fund's shareholders approve the liquidation, the Fund expects to make liquidating distributions to shareholders by approximately the end of October, 2008, or earlier. After the distributions are made and other formalities addressed, the Fund will cease to exist.

Q.  WHO PAYS FOR THIS PROXY EXPENSE?

The Adviser is paying the costs associated with the proxy, not the Fund or any shareholder.

Q.  HOW DOES THE BOARD RECOMMEND I VOTE?

After careful consideration, the Board, including the independent directors, recommends that you vote in favor of the proposal to liquidate and dissolve the Fund.

Q. WHAT DO I NEED TO DO IF THE PROPOSAL IS APPROVED?

Nothing. If the proposal is approved by the shareholders and you still hold your shares on the dissolution date, the Fund will automatically mail a check to you at your address of record with your liquidation proceeds. You can also redeem your shares prior to the dissolution date by following the policies set forth in the Fund's prospectus. If you do redeem your shares before the dissolution date, we ask that you still vote your shares by returning the enclosed proxy card because you are still considered a shareholder of record for the meeting.

REMEMBER - YOUR VOTE COUNTS!

Your vote is extremely important, even if you only own a few Fund shares. Voting promptly is also important. If we do not receive enough votes, we will have to resolicit shareholders, which can be time consuming and may delay the meeting. You may receive a reminder call to return your proxy from a representative of the Fund, the Adviser or ComputerShare Fund Services, a proxy solicitation firm.

Now you can use the Internet or your telephone, if you want to vote electronically. Please see your proxy card for more information and the instructions. If you do vote electronically, you do not need to mail your proxy card. However, if you want to change your vote, you may do so using the proxy card, telephone or Internet. If your shares are held in the name of a bank, broker or other holder of record, you will receive other instructions that you must follow in order to vote.

Thank you for your cooperation in voting on this important proposal. If you have questions, please call your financial representative. Or, if your questions relate specifically to the proxy matters, please call our service center representatives toll-free at (800) 767-1729 for the Individual Investor Class and Institutional Class or (800) 9-PRAXIS for the MMA Praxis Class.

Sincerely,

Joseph F. Keefe
President

                               -PRELIMINARY COPY-

                        PAX WORLD MONEY MARKET FUND, INC.
                                600 FIFTH AVENUE
                            NEW YORK, NEW YORK 10020
                                 (212) 830-5220

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 15, 2008

     Notice is hereby given that a Special Meeting of the Shareholders of the Pax World Money Market Fund, Inc., (the "Fund") will be held at 9:30 a.m. at the offices of the Pax World Management Corp., 30 Penhallow Street, Suite 400, Portsmouth, New Hampshire 03801 for these purposes:

               1. To consider and act upon a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution attached to the accompanying Proxy Statement as Appendix A.

               2. To consider and act upon other matters that properly come before the meeting and any adjourned session of the meeting.

     This notice, the proxy statement and proxy cards are being sent beginning on or about July [ ], 2008 to shareholders of record at the close of business on July 21, 2008 entitled to notice of and to vote at the meeting and any adjourned session.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            CHRISTINE MANNA
                                            SECRETARY OF THE FUND

JULY [ ], 2008

PLEASE RESPOND. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES, OR SUBMIT YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET. IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER HOLDER OF RECORD, YOU WILL RECEIVE OTHER INSTRUCTIONS THAT YOU MUST FOLLOW IN ORDER TO VOTE.

                               -PRELIMINARY COPY-
                                 PROXY STATEMENT

                        PAX WORLD MONEY MARKET FUND, INC.
                                600 FIFTH AVENUE
                            NEW YORK, NEW YORK 10020
                                 (212) 830-5220

     The Board of Directors (the "Board") of Pax World Money Market Fund, Inc. (the "Fund") is soliciting proxies from the shareholders of the Fund in connection with a Special Meeting of Shareholders of the Fund (the "Meeting"). The Meeting has been called to be held on September 15, 2008 at 9:30 a.m. at the offices of the Pax World Management Corp. (the "Adviser"), 30 Penhallow Street, Suite 400, Portsmouth, New Hampshire 03801.

     The meeting notice, this proxy statement (the "Proxy Statement") and proxy cards are being sent to shareholders of record as of the close of business on July 21, 2008 (the "Record Date") beginning on or about July [ ], 2008. Additional information about the Fund is available by calling (800) 767-1729 for the Individual Investor Class and Institutional Class or (800) 9-PRAXIS for the MMA Praxis Class. Only one copy of this Proxy Statement may be mailed to households, even if more than one person in a household owns shares of the Fund, unless the Fund has received contrary instructions from the shareholder. If you need additional copies of this Proxy Statement, please contact the Fund by calling (800) 767-1729 for the Individual Investor Class and Institutional Class or (800) 9-PRAXIS for the MMA Praxis Class.

PROPOSAL:                 LIQUIDATION AND DISSOLUTION OF THE FUND

     The only item of business that the Board expects will come before the Meeting is the liquidation and dissolution of the Fund, including all classes, as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board and attached hereto as Appendix A.

     The Fund's net assets, as of June 5, 2008, were approximately $121,076,088.21. Because of the Fund's relatively small asset size, the Adviser has been reimbursing a portion of the Fund's expenses and waiving a portion of its advisory fee in order to keep the Fund's total annual fund operating expenses competitive in the marketplace. Despite this financial accommodation, the Fund's asset size has not reached a level to enable the Adviser to reduce or eliminate the waiver and reimbursement. Continuance of this financial burden is unsustainable for the Adviser, but cessation of the Adviser's voluntary waiver and reimbursement will cause the Fund's performance to suffer and the Fund's inability to grow in asset size would be exacerbated. For these reasons, and the other reasons discussed below, the Board has approved, and recommends that the shareholders approve, the liquidation and dissolution of the Fund.

     Under Maryland law and the Fund's Articles of Incorporation (the "Charter"), the Fund cannot be liquidated unless the shareholders vote to approve the liquidation. The Meeting is being held to seek shareholder approval of the liquidation.

     Any shareholder who owned shares of the Fund on the Record Date is entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. Each share is entitled to cast one vote, and fractional shares are entitled to cast a proportionate fractional vote. Shareholders of the Fund will vote together as a single class.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE TO APPROVE THE LIQUIDATION AND DISSOLUTION OF THE FUND, AS SET FORTH IN THE PLAN.

THE LIQUIDATION IN GENERAL

     At a Meeting of the Board held on June 5, 2008, the Board unanimously approved, and recommended to shareholders for their approval, the Adviser's proposal that the Fund be liquidated and dissolved. At a special meeting of the Board held on June 30, 2008, the Board approved the Plan and recommended the Plan to shareholders for their approval. The Plan provides for the complete liquidation of all of the Fund's assets and distribution to shareholders of the proceeds of the liquidation. If the shareholders approve the Plan, the Adviser and the Fund's sub-adviser, Reich & Tang Asset Management, LLC (the "Sub-Adviser"), will undertake to liquidate the Fund on such terms and conditions as the Adviser and Sub-Adviser determine to be reasonable and in the best interests of the Fund and its shareholders. The costs of the liquidation will be borne by the Adviser. Once the Fund's investment securities are liquidated, the Fund will make a pro rata distribution to the shareholders of those and other assets of the Fund, less liabilities and assets set aside to pay expected liabilities, as described below. If the proposed liquidation and dissolution of the Fund is not approved by the Fund's shareholders, the Board will consider, at that time, what appropriate action to take, if any, although it is anticipated that the Fund would remain closed to new investments, its expense ratio would increase, and its performance would suffer. Shareholders should consider that currently the Adviser is voluntarily paying some Fund expenses and waiving a portion of its advisory fee, and that the Adviser has informed the Board that it intends to discontinue absorbing Fund expenses and waiving a portion of its advisory fee if this proposal is not approved by shareholders.

REASONS FOR THE LIQUIDATION

     At the meetings of the Board held on June 5, 2008 and June 30, 2008, the Board considered a wide range of information to decide to approve the liquidation and Plan, including the following:

     o ASSETS. The Fund's net assets as of June 5, 2008 were approximately $121,076,088.21. The Fund's small size makes it difficult to achieve economies of scale and increases the Fund's expenses. The Adviser and Sub-Adviser do not foresee being able to grow the Fund to a viable size, and anticipate that the Fund will continue to experience redemptions. The continuing shrinkage of the Fund over time will adversely affect the ability of the Adviser and Sub-Adviser to manage the Fund and will further increase expenses borne by shareholders. Unless the Fund's asset size grows significantly, the Adviser believes the Fund will not be economically viable going forward.

     o EXPENSE RATIO AND ADVISORY FEE. The Fund incurs overhead costs for insurance, accounting, legal, transfer agency, advisory and custodial services, which has resulted in the Fund maintaining a high expense ratio during the past five years. In part as a result of the Fund's small size, the Adviser has for many years been waiving a portion of its advisory fees. The Adviser also has been reimbursing a portion of the Fund's other expenses with respect to various classes of shares of the Fund in an effort to maintain a competitive yield. Without the Adviser's fee waivers and expense reimbursements, the total annual fund operating expenses of the Fund would be significantly higher, and the Fund would have one of the highest expense ratios as compared to its peer group of money market funds.

          For example, before giving effect to the waiver of the Adviser's fee and payment of expenses, the Fund's total annual fund operating expenses for its fiscal year ended January 31, 2008 were 1.06% for the Individual Investor Class, 0.49% for the Institutional Class, and 0.78% for the MMA Praxis Class. After the waivers and reimbursements, the total annual operating expenses were 0.66% for the Individual Investor Class, 0.43% for the Institutional Class, and 0.52% for the MMA Praxis Class.

          The Adviser informed the Board that the policy of waiving fees and reimbursing Fund expenses is not sustainable indefinitely for the Adviser, and that the Fund has not achieved an asset size sufficient to render expense reimbursements unnecessary. Moreover, the Adviser does not anticipate that the Fund will become significantly more successful or will attract a significant amount of new capital in the future. Therefore, the Adviser believes that its continued subsidization of the Fund and its service as the Fund's adviser are not economically feasible for the Adviser. The Adviser agreed to commit to continue its fee waivers and expense reimbursements during the liquidation process if the Board approved the proposed liquidation, and would cover all of the costs associated with the liquidation.

     o FUND PERFORMANCE. If the Adviser ends its voluntary waiver and reimbursement of expenses, the Fund's performance would suffer commensurately and its current inability to grow would be exacerbated.

     o PLAN. The Board considered the terms and conditions of the liquidation and the form of the Plan at the June 5, 2008 and June 30, 2008 Board meetings.

     o TAXES. The Board considered the federal income tax impact on shareholders of the liquidation and dissolution of the Fund, which will be a taxable event for the Fund's shareholders. See the discussion of "Material Federal Income Tax Consequences," below.

     To summarize, the Board considered the Adviser's representation that it was no longer economically viable for the Adviser to continue to subsidize the Fund's operations and to serve as the investment adviser to the Fund. The Board also considered the Adviser's representation that the Fund would not be economically viable if the Adviser terminated its fee waivers and expense reimbursements and if the Fund failed to significantly grow in asset size. Additionally, the Board considered the Adviser's commitment to continue its fee waivers and expense reimbursements during the liquidation process if the Board approved the proposed liquidation of the Fund, and the Adviser's commitment to cover all costs associated with the liquidation. As a result, the Board, including the independent directors, determined that, based on the materials presented, the discussions held, and the representations and commitments made by the Fund's Adviser and Sub-Adviser, they agreed with the Adviser and Sub-Adviser that it was advisable to dissolve, liquidate and terminate the legal existence of the Fund, and to recommend that the Fund's shareholders vote to approve the liquidation and dissolution of the Fund pursuant to the Plan.

MANAGEMENT OF THE FUND

     Prior to shareholder approval of the Plan, the Fund's assets will continue to be managed by the Adviser and Sub-Adviser in accordance with the Fund's current management contract and current investment objective and policies. However, as disclosed in a supplement to the Fund's Prospectus dated June 19, 2008, the Board directed the Sub-Adviser to manage the Fund in a conservative manner until the liquidation (if approved by shareholders) to minimize any potential deviation between the amortized cost and the market value of the Fund's assets, so as to avoid or minimize a potential shortfall for shareholders in liquidation between the Fund's $1.00 share price and the per share value of assets distributed in liquidation. The Adviser and Sub-Adviser represented to the Board, at the June 5, 2008, meeting that they had reviewed each individual security in the Fund's portfolio and did expect that the Fund would return

$1.00 per share, although there is no assurance that will prove to be the case upon liquidation. The Adviser stated that it anticipated that the Fund's asset level would remain at a level necessary for the proper management of the Fund's portfolio. The Sub-Adviser is expected to invest the majority of the Fund's assets in cash, cash equivalents, or U.S. government obligations that are more liquid with shorter maturities. Doing so will likely adversely impact the Fund's yield until liquidation. Sales of the Fund's shares to new investors are expected to cease, effective August 15, 2008. Existing investors with an account already open in the Fund will be allowed to continue to invest in the Fund until the shareholders approve the liquidation.

PLAN OF LIQUIDATION AND DISSOLUTION OF THE FUND

     The following discussion summarizes the important terms of the Plan, does not purport to be complete, and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, which is attached hereto as Appendix A. Shareholders are urged to read the Plan in its entirety. The Plan provides for the complete liquidation of all assets of the Fund, the payment and discharge of, or other provision for, all liabilities and obligations of the Fund, the distribution of the remaining net assets to shareholders, and the dissolution of the Fund.

     The Plan will become effective on the date the shareholders approve the proposal (the "Effective Date"). After the Effective Date, the Fund will not engage in any investment activities except for the purpose of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund's liabilities and distributing its remaining assets to shareholders in accordance with the Plan. The current officers and directors of the Fund will continue in office solely for the purpose of implementing the Plan and any actions to be taken in connection therewith. The Adviser and Sub-Adviser will undertake to liquidate the Fund in accordance with the terms of the Plan. As soon as practicable after the consummation of the sale of all of the Fund's investment securities and the payment of, or establishment of reserves for, all of the Fund's known liabilities and obligations, the Fund's shareholders will receive distributions in a per share amount equal to the net asset value per share, as determined in accordance with the Fund's current registration statement (the "Liquidation Distribution").

CLOSING OF THE BOOKS AND CONTINUED REDEMPTIONS

     The proportionate interests of shareholders in the assets of the Fund will be fixed on the basis of their respective shareholdings as of the close of business on the business day before the day on which the Fund makes the Liquidation Distribution (the "Liquidation Date"), or on another date determined by the Board. On that date, the books of the Fund will be closed, except to the extent necessary to complete the transactions contemplated by the Plan. The right of a shareholder to redeem his or her shares at any time before the Fund makes the Liquidation Distribution has not been impaired by the adoption of the Plan. Therefore, until the close of business on the business day before the Liquidation Date, a shareholder may redeem shares in accordance with the redemption procedures set forth in the Fund's current prospectus without waiting for the Fund to take any action. The Fund does not impose any redemption charges. Additionally, if determined to be appropriate by the Board before the Liquidation Date, the Fund may make payment of dividends and other distributions to shareholders and permit reinvestment thereof in additional shares.

LIQUIDATION VALUE

         As of the date of this Proxy Statement, the Adviser does not believe that there is a significant difference between the market value of the Fund's portfolio positions and their amortized cost, which the Fund uses in calculating its net asset value. The Adviser expects that the Liquidation Distribution will equal $1.00 per share. The Adviser will bear all of the costs of liquidating and terminating the Fund, including the cost of holding the Meeting, which the Adviser estimates will be approximately $45,000. There can be no assurance, however, of the Fund maintaining its $1.00 per share price, or of it distributing $1.00 per share in liquidation.

LIQUIDATION DISTRIBUTION

         At present, the date or dates on which the Fund will pay a Liquidation Distribution to its shareholders and on which the Fund will be liquidated are not known to the Fund, but it is anticipated that if the Plan is adopted by the shareholders such liquidation would occur on or prior to October 31, 2008. The Fund will maintain its investment portfolio in cash pending the payment of the Liquidation Distribution to shareholders. Shareholders will receive their Liquidation Distribution without any further action on their part. Beneficial owners whose shares are held in "street name" should consult their brokers or other financial intermediaries for information on the timing of receipt of distributions with respect to their respective interests in the Fund.

CREDITORS AND SERVICE PROVIDERS

      After the Effective Date, the Fund will terminate contracts with its service providers at the earliest opportunity consistent with maintaining services to the Fund for the limited purposes of carrying out the Plan, and will notify creditors of the liquidation.

PROCEDURE FOR DISSOLUTION UNDER THE MARYLAND GENERAL CORPORATION LAW

     After the final Liquidation Distribution, pursuant to the Maryland General Corporation Law (the "MGCL"), the Charter and the Fund's By-Laws, as amended, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland ("SDAT"), and will become effective in accordance with the

MGCL. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved. Thereafter, the Fund will continue to exist for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized. Additionally, all issued and outstanding shares of the Fund will be deemed to be retired and canceled, and beneficial owners of such shares will cease to be shareholders with respect to such shares, and will have no further rights as such, other than the right to receive the Liquidation Distribution. The business and affairs of the Fund will continue to be managed under the direction of its Board solely for purposes of liquidation and winding up the Fund's business and affairs after the acceptance of the Articles of Dissolution, as applicable, unless and until a court appoints a receiver.

IMPACT OF THE PLAN ON THE FUND'S STATUS UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT")

     After the final Liquidation Distribution, the liquidated Fund will cease doing business as a registered investment company. As soon as practicable thereafter, the Fund will apply for deregistration with the Securities and Exchange Commission ("SEC") under the 1940 Act. It is expected that the SEC will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company, although there can be no assurance given that the SEC will issue such an order. Accordingly, the Plan provides for the eventual cessation of the Fund's activities as an investment company and its deregistration under the 1940 Act. A vote in favor of the Plan will constitute a vote in favor of the Fund's deregistration under the 1940 Act. Until the Fund's deregistration as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material U.S. federal income tax consequences to shareholders on receipt of their pro rata shares of the Liquidation Distribution from the Fund pursuant to the provisions of the Plan. This discussion also summarizes the material U.S. federal income tax consequences to the Fund resulting from its liquidation and dissolution. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), temporary and proposed Treasury regulations and administrative and judicial interpretations, all as in effect on the date of this Proxy Statement and all of which are subject to change, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

     As discussed above, pursuant to the Plan, the Fund will sell its investment securities and distribute the proceeds to its shareholders on the basis of their respective shareholdings. The Fund anticipates that it will retain its qualification as a regulated investment company under the Code during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

     For federal income tax purposes, a shareholder's receipt of his or her pro rata share of the Liquidation Distribution will be a taxable event in which the shareholder will be viewed as having sold his or her shares in exchange for an amount equal to the cash that he or she receives. Each shareholder generally will recognize gain (or loss) for federal income tax purposes equal to the amount by which such cash exceeds (or is less than) the shareholder's tax basis in his or her Fund shares. As long as the Fund maintains a constant net asset value of $1 per share, generally shareholders should not recognize any gain or loss upon receipt of the Liquidation Distribution. If any gain or loss is recognized, such gain or loss generally will be treated as long-term capital gain or loss if the Fund shares were held for more than one year and otherwise generally will be treated as short-term capital gain or loss. Notwithstanding the foregoing, any loss realized by a shareholder in respect of shares with a tax holding period of six months or less will be treated as long-term capital loss to the extent of any capital gain dividends with respect to such shares. The federal income tax treatment that a Fund shareholder would receive if such shareholder's entire interest in the Fund were redeemed prior to the liquidation generally would be identical to the federal income tax treatment described above to a shareholder in liquidation of the shareholder's interest in the Fund. In addition, before liquidating, the Fund will continue to make its ordinary dividend distributions on a monthly basis.

     Shareholders investing through qualified retirement plan accounts who receive their Liquidation Distribution outside of their plan account should consider promptly the reinvestment of such distribution into another qualified retirement plan account to avoid incurring tax penalties. The receipt of a Liquidation Distribution by a qualified retirement account, including an Individual Retirement Account Plan ("IRA"), would generally not be viewed as a taxable event to the beneficiary. In the event that the Liquidation Distribution cannot be held by an IRA and must be distributed, tax results will vary depending upon the status of each beneficiary, and therefore beneficiaries who receive distributions from an IRA on account of the liquidation of the Fund must consult with their own tax advisers regarding their personal tax results in this matter.

     The foregoing summary sets forth general information regarding the anticipated federal income tax consequences of the liquidation to the Fund and to shareholders who are United States citizens or residents. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a shareholder in light of the shareholder's particular circumstances, nor does it discuss the special considerations applicable to those holders of shares subject to special rules, such as shareholders whose functional currency is not the United States dollar, shareholders subject to the alternative minimum tax, shareholders who are financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark to market method of accounting, controlled foreign corporations, passive foreign investment companies, expatriates, or shareholders who hold their shares as part of a straddle, constructive sale or conversion transaction. This discussion assumes that shareholders hold their shares as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). The Fund will not seek an opinion of counsel or a ruling from the IRS with respect to the U.S. federal income tax consequences discussed herein and accordingly there can be no assurance that the IRS will agree with the positions described in this Proxy Statement. This discussion also does not address the application and effect of any foreign state or local tax laws. Shareholders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for their shares, in light of their individual circumstances.

AMENDMENT OR ABANDONMENT OF PLAN

     The Board may modify or amend the Plan at any time without shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and its shareholders. If any amendment or modification appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the shareholders, the Board will submit the amendment or modification to the shareholders for approval. In addition, the Board may abandon this Plan without shareholder approval at any time prior to the Liquidation Date, if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders. The Board and the officers of the Fund also are authorized to approve changes to the terms of any of the transactions referred to in the Plan, to interpret any of the provisions of the Plan, and to make, execute and deliver such other documents and to take such other action to carry out the provisions of the Plan and liquidate and dissolve the Fund.

RECOMMENDATION OF THE BOARD

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE TO APPROVE THE LIQUIDATION AND DISSOLUTION OF THE FUND, AS SET FORTH IN THE PLAN.

ADDITIONAL INFORMATION

SERVICE PROVIDERS

     The address of the Adviser, Pax World Management Corp., is 30 Penhallow Street, Suite 400, Portsmouth, New Hampshire 03801, and the address of the Sub-Adviser and the Fund's administrator, Reich & Tang Asset Management, LLC, is 600 Fifth Avenue, New York, New York 10020. The address of the Fund's distributor, Reich & Tang Distributors, Inc., is 600 Fifth Avenue, New York, New York, 10020.

FUND ANNUAL REPORT

     THE FUND HAS PREVIOUSLY SENT ITS ANNUAL REPORT TO ITS SHAREHOLDERS FOR THE PERIOD ENDED JANUARY 31, 2008. YOU CAN OBTAIN A COPY OF THIS REPORT, OR THE MOST RECENT SEMI-ANNUAL REPORT, WITHOUT CHARGE BY WRITING TO THE FUND AT 600 FIFTH AVENUE, NEW YORK, NEW YORK 10020 OR BY CALLING (800) 767-1729 FOR THE INDIVIDUAL INVESTOR CLASS AND INSTITUTIONAL CLASS OR (800) 9-PRAXIS FOR THE MMA PRAXIS CLASS.

OUTSTANDING SHARES AND SIGNIFICANT SHAREHOLDERS

     Only shareholders of record at the close of business on July 21, 2008 are entitled to vote at the Meeting. The number of shares of the Fund outstanding as of the close of business on July 21, 2008 was as follows:

----------------------------------------------------- --------------------------
TITLE OF CLASS                                         NUMBER OF SHARES
----------------------------------------------------- --------------------------

Individual Investor                                      [ ]
Institutional                                            [ ]
MMA Praxis                                               [ ]

     As of June 25, 2008, the Fund believes that the directors and officers of the Fund, individually and as a group, owned beneficially less than one percent of the shares of the Fund.

     As of June 25, 2008, the following persons owned beneficially 5% or more of the shares of each class of the Fund:

---------------------------- -------------------------- ---------------------------- ---------------------------
      TITLE OF CLASS             NAME AND ADDRESS            AMOUNT OF SHARES        PERCENTAGE OF CLASS OWNED
                                                          BENEFICIALLY OWNED AND
                                                            NATURE OF OWNERSHIP
---------------------------- -------------------------- ---------------------------- ---------------------------

Institutional Class          MMA Group(1)               46,725,629.96                83.67%
                             P.O. Box 483               Beneficial
                             Goshen, IN 46527-0483
---------------------------- -------------------------- ---------------------------- ---------------------------
Institutional Class          Pax World Funds Series     6,280,167.99                 11.25%
                             Trust I(2)                 Beneficial
                             30 Penhallow Street,
                             Suite 400

                                       10

                             Portsmouth, NH 03801
---------------------------- -------------------------- ---------------------------- ---------------------------
MMA Praxis Class             Reliance Trust Company     1,225,851.950                5.48%
                             as trustee for the         Beneficial
                             Philhaven Healthcare
                             Services 401(k) plan
                             P.O. Box 48529
                             Atlanta, GA 30362
---------------------------- -------------------------- ---------------------------- ---------------------------

1 The shares beneficially owned by the MMA Trust Company, the Mennonite Foundation, Inc., and several additional related entities (the "MMA Group") are aggregated because the MMA Group may be deemed to be under common control as a result of their ownership, common officers, or common boards of directors or trustees.

2 The shares beneficially owned by seven series of the Pax World Funds Series Trust I are aggregated because the series may be deemed to be under common control as a result of their shared board of trustees and management by the Adviser.

     As of June 25, 2008, the MMA Group beneficially owned in the aggregate more than 25% of the then outstanding shares of the Fund. As a result, these shareholders are considered to control the Fund. As controlling persons, the shareholders may be able to determine whether a proposal submitted to the shareholders of the Fund will be approved or disapproved. Additionally, as of June 25, 2008 seven series of the Pax World Funds Series Trust I owned beneficially in the aggregate approximately 5.53% of the shares of the Fund, and the Adviser held of record with power to vote approximately 5.53% of the shares of the Fund, as agent for its customers.

     [The Adviser held for its own account, and for accounts over which it has investment discretion --% of the shares as of the Record Date and intends to vote in favor of liquidation. As a significant beneficial owner of shares, the Adviser may be able to influence the outcome of the proposal.]


INFORMATION ABOUT PROXIES AND THE CONDUCT OF THE MEETING

     SOLICITATION OF PROXIES. Proxies will be solicited primarily by mailing this Proxy Statement and its enclosures, but proxies may also be solicited through further mailings, telephone calls, personal interviews or e-mail by officers of the Fund, employees or agents of the Adviser and one or more third-party agents, particularly as the date of the Meeting approaches. The Fund or one or more third-party agents also may request brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of the shares held of record by such persons. ComputerShare Fund Services (the "Agent"), a professional solicitation firm, has been engaged to assist in forwarding and soliciting proxies. All proxy solicitation costs, estimated to be $10,000, will be paid by the Adviser.

     Should shareholders require additional information regarding the proxy or replacement proxy cards, they may call Fund representatives toll-free at (800) 767-1729 for the Individual Investor Class and Institutional Class or (800) 9-PRAXIS for the MMA Praxis Class.

     COSTS OF SOLICITATION. All of the costs of the Meeting, including the costs of soliciting proxies, will be paid by the Adviser. None of these costs will be borne by the Fund.

     VOTING AND TABULATION OF PROXIES. Shares represented by duly executed proxies will be voted as instructed on the proxy. You may vote by proxy by any one of the following methods, whether or not you plan to attend the meeting in person: (1) by mailing the enclosed proxy card, (2) through use of the Internet or (3) by telephone. If you mail the enclosed proxy and no choice is indicated for a proposal listed in the attached Notice of Meeting, your proxy will be voted in favor of that proposal. Votes made through use of the Internet or by telephone must have an indicated choice in order to be accepted. At any time before it has been voted at the Meeting, your proxy may be revoked in one of the following ways: (i) by sending a signed, written letter of revocation to the Secretary of the Fund, (ii) by properly executing a later-dated proxy (by the methods of voting described above), or (iii) by attending the Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you will receive other instructions that you must follow in order to vote.

     Votes cast in person or by proxy at the Meeting will be counted by persons appointed by the Fund as tellers for the Meeting (the "Tellers"). One-third of the shares of the Fund outstanding on the Record Date, present in person or represented by proxy, constitute a quorum for the transaction of business by the shareholders of the Fund at the Meeting. In determining whether a quorum is present, the Tellers will count shares represented by proxies that reflect abstentions and "broker non-votes" as shares that are present and entitled to vote. Since these shares will be counted as present, but not as voting in favor of any proposal, these shares will have the same effect as if they cast votes against the proposal. "Broker non-votes" are shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power and (ii) the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how the shares will be voted.

     REQUIRED VOTE. The vote required to approve the liquidation is the lesser of (1) 67% of the shares of the Fund that are present at the Meeting, if the holders of more than 50% of the shares of the Fund outstanding as of the Record Date are present or represented by proxy at the Meeting, or (2) more than 50% of the shares of the Fund outstanding on the Record Date. If the required vote is not obtained, the Board will consider what other actions to take in the best interests of the Fund.

     ADJOURNMENTS; OTHER BUSINESS. If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposal that is the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation, and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. A shareholder vote may be taken on the proposal in this Proxy Statement prior to any adjournment if sufficient votes have been received for approval.

     The Meeting has been called to transact any business that properly comes before it. The only business that management of the Fund intends to present or knows that others will present is the approval of the liquidation pursuant to the Plan. If any other matters properly come before the Meeting, and on all matters incidental to the conduct of the Meeting, the persons named as proxies intend to vote the proxies in accordance with their judgment, unless the Secretary of the Fund has previously received written contrary instructions from the shareholder entitled to vote the shares.

     SHAREHOLDER PROPOSALS AT FUTURE MEETINGS. It is expected that the Plan will be implemented as soon as practicable after the Effective Date, and that no future meetings of shareholders will be held. The Fund does not hold annual or other regular meetings of shareholders unless a shareholder vote is required under the 1940 Act. In the event that the Fund is not dissolved and holds a meeting of shareholders in the future, shareholder proposals intended to be presented at the meeting must be received by the Fund in writing a reasonable amount of time before the Fund solicits proxies for that meeting, in order to be considered for inclusion in the proxy materials for that meeting. Otherwise the Fund will not be able to include the proposal in the notice of meeting, proxy statement and form of proxy relating to the meeting. There is no guarantee that any proposal submitted by a shareholder will be included in the proxy statement. Shareholder proposals are subject to certain regulations under federal laws.

                                                                      APPENDIX A

                       PLAN OF LIQUIDATION AND DISSOLUTION

                                       OF

                        PAX WORLD MONEY MARKET FUND, INC.

     This Plan of Liquidation and Dissolution (the "Plan") of Pax World Money Market Fund, Inc., a Maryland corporation (the "Fund"), has been approved by the Board of Directors of the Fund (the "Board") as being advisable. The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund's common stock (the "Shareholders") in the aggregate without regard to class for their adoption or rejection at a special meeting of Shareholders, and has authorized the distribution of a proxy statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting. Upon such adoption, the Fund shall voluntarily dissolve and completely liquidate in accordance with the requirements of the Maryland General Corporation Law (the "MGCL") and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

     1. ADOPTION OF PLAN. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by the Shareholders. The Fund will cause its adoption of this Plan to be reported on Internal Revenue Service Form 966 within 30 days after such adoption.

     2. CLOSING OF BOOKS AND CONTINUED REDEMPTIONS. The proportionate interests of Shareholders in the assets of the Fund shall be fixed on the basis of their respective shareholdings at the close of business on the business day immediately preceding the date of liquidation (the "Liquidation Date"), or on such other date as may be determined by the Board (the "Determination Date"). On the Liquidation Date or Determination Date, as the case may be, the books of the Fund shall be closed, except to the extent necessary to complete the transactions contemplated by the Plan. Prior to making the liquidation distributions to Shareholders described in Section 5, the Fund shall continue to honor requests for the redemption of the Fund's shares received before the close of business on the business day immediately preceding the Liquidation Date in accordance with the redemption procedures set forth in the Fund's current prospectus, and may, if determined to be appropriate by the Board, make payment of dividends and other distributions to Shareholders and permit reinvestment thereof in additional shares.

     3. SALE OR DISTRIBUTION OF ASSETS. As soon as practicable after the Effective Date, but in no event later than October 31, 2008 (the "Liquidation Period"), the Fund, the Fund's investment adviser, Pax World Management Corp. (the "Adviser"), and the Fund's sub-adviser, Reich & Tang Asset Management, LLC (the "Sub-Adviser"), shall have the authority to engage in such transactions as may be appropriate to its liquidation and dissolution, including, without limitation, the consummation of the transactions described in the Proxy Statement.

     4. PROVISIONS FOR LIABILITIES. During the Liquidation Period, the Fund shall pay or discharge or set aside a reserve fund for, or by other appropriate means provide for, the payment or discharge of any and all liabilities and obligations of the Fund, including, without limitation, contingent or unascertained liabilities.

     5. DISTRIBUTION TO SHAREHOLDERS. As soon as practicable after the Effective Date, the Fund shall liquidate and distribute pro rata on the Liquidation Date to the Shareholders of record as of the close of business on the business day immediately preceding the Liquidation Date all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable for the period prior to the Liquidation Date, and (ii) pay such contingent liabilities as the Fund's officers shall reasonably deem to exist against the assets of the Fund on the Fund's books.

     6. NOTICE OF LIQUIDATION AND TERMINATION OF CONTRACTS. As soon as practicable after the Effective Date, the Fund shall mail notice to its known creditors, at their addresses as shown on the Fund's records, that this Plan has been approved by the Board and the Shareholders and that the Fund will be liquidating its assets, to the extent such notice is required under the MGCL. The Fund also shall terminate contracts with its service providers at the earliest opportunity consistent with maintaining services to the Fund for the limited purposes of carrying out the Plan.

     7. ARTICLES OF DISSOLUTION. As promptly as practicable after the Liquidation Date, but no earlier than 20 days after the mailing of notice to the Fund's known creditors, if any, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund's Articles of Incorporation, as amended (the "Charter") including filing Articles of Dissolution with the State Department of Assessments and Taxation of Maryland. Once dissolved, if any additional assets remain available for distribution to the Shareholders, the Board may provide such notices to Shareholders and make such distribution in the manner provided by the MGCL. All issued and outstanding shares of the Fund shall be deemed to be retired and canceled, and beneficial owners of such shares shall cease to be Shareholders with respect to such shares, and shall have no further rights as such, other than the right to receive the Liquidation Distribution. The business and affairs of the Fund shall continue to be managed under the direction of its Board solely for purposes of liquidation and winding up the Fund's business and affairs after the acceptance of the Articles of Dissolution, as applicable, unless and until a court appoints a receiver.

     8. DEREGISTRATION AS AN INVESTMENT COMPANY. As soon as practicable after the Liquidation Date, the Fund shall prepare and file with the Securities and Exchange Commission ("SEC") Form N-8F (an application for an order to declare that the Fund has ceased to be an investment company and deregister the Fund under the 1940 Act). The Fund shall also file, if required, a final Form N-SAR (a semi-annual report) with the SEC.

     9. AMENDMENT OR ABANDONMENT OF PLAN. The Board may modify or amend this Plan at any time without Shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and its Shareholders. If any amendment or modification appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the Shareholders, such amendment or modification will be submitted to the Shareholders for approval. In addition, the Board may abandon this Plan without Shareholder approval at any time prior to the Liquidation Date, if it determines that abandonment would be advisable and in the best interests of the Fund and its Shareholders.

     10. POWERS OF BOARD AND OFFICERS. Without limiting the power of the Board under Maryland law and the Charter, the Board and, subject to the discretion of the Board or a duly authorized committee thereof, the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as they may deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Fund in accordance with the Code, the MGCL, and any rules and regulations of the SEC or any state securities commission. Such actions may include, without limitation, the execution and filing of any instruments of dissolution or other documents, withdrawing any qualifications to conduct business in any state in which the Fund is so qualified, deregistering the Fund under the 1940 Act, as well as the preparation and filing of any tax returns. After the Effective Date, the current officers and directors shall continue in office solely for the purpose of implementing this Plan and any actions to be taken in connection therewith.

     11. TERMINATION OF BUSINESS OPERATIONS. As soon as practicable after the Effective Date, the Fund shall cease to conduct business as an investment company and shall not engage in any business activities, except as shall be necessary in connection with the effectuation of its liquidation and dissolution, including winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund's liabilities as provided in Section 4 herein, and distributing its remaining assets to Shareholders in accordance with this Plan.

     12. EXPENSES. The expenses of carrying out the terms of this Plan (which shall not include transaction costs, taxes and extraordinary expenses) shall be borne by the Adviser, whether or not the liquidation contemplated by this Plan is effected.

     13. GOVERNING LAW. The Plan shall be subject to and construed consistently with the Charter and the Fund's By-Laws, as amended, and shall otherwise be governed by and construed in accordance with the laws of the State of Maryland.

                               -PRELIMINARY COPY-
                      EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                                                   YOUR PROXY VOTE IS
                                                   IMPORTANT!

                                                   AND NOW YOU CAN VOTE YOUR
                                                   PROXY ON THE PHONE OR THE
                                                   INTERNET.

                                                   IT SAVES MONEY! TELEPHONE
                                                   AND INTERNET VOTING SAVES
                                                   POSTAGE COSTS. SAVINGS
                                                   WHICH CAN HELP MINIMIZE
                                                   FUND EXPENSES.

                                                   IT SAVES TIME! TELEPHONE
                                                   AND INTERNET VOTING IS
                                                   INSTANTANEOUS - 24 HOURS
                                                   A DAY.

                                                   IT'S EASY! JUST FOLLOW
                                                   THESE SIMPLE STEPS:

                                                   1. READ YOUR PROXY
                                                   STATEMENT AND HAVE IT AT
                                                   HAND.

                                                   2. CALL TOLL-FREE
                                                   1-866-241-6192 OR GO TO
                                                   WEBSITE:
                                                   HTTPS://VOTE.PROXY-DIRECT.COM

                                                   3. FOLLOW THE RECORDED OR
                                                   ON-SCREEN DIRECTIONS.

                                                   4. DO NOT MAIL YOUR PROXY
                                                   CARD WHEN YOU VOTE BY
                                                   PHONE OR INTERNET.

                  PLEASE DETACH AT PERFORATION BEFORE MAILING.

PROXY                    PAX WORLD MONEY MARKET FUND, INC.                PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              SPECIAL MEETING OF SHAREHOLDERS - SEPTEMBER 15, 2008

The undersigned shareholder of Pax World Money Market Fund, Inc. (the "Fund") hereby appoints Joseph F. Keefe and John A. Boese, and each of them, as Attorneys and Proxies of the undersigned, with full power of substitution, to vote all shares of common stock of the Fund standing in the name of the undersigned at the close of business on July 21, 2008 at the Special Meeting of Shareholders of the Fund to be held at the office of Pax World Management Corp. at 30 Penhallow Street, Suite 400, Portsmouth, New Hampshire at 9:30 a.m. on September 15, 2008, and at all adjournments and postponements thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and powers thereby given) to vote as indicated on the proposal, as more fully described in the proxy statement for the meeting, and vote and act on any other matter which may properly come before the meeting, in their discretion. The undersigned acknowledges receipt of the notice of the meeting and the proxy statement, which describes in further detail the matters set forth on this proxy card.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED "FOR" THE PROPOSAL LISTED HEREIN UNLESS OTHERWISE INDICATED.

                            VOTE VIA THE INTERNET: HTTPS://VOTE.PROXY-DIRECT.COM VOTE VIA THE TELEPHONE: 1-866-241-6192

                                        [               ] [                  ]

                                        NOTE: Please sign name or names as
                                        printed to authorize the voting of your
                                        share as indicated. Where shares are
                                        registered with joint owners, all joint
                                        owners should sign. Persons signing as
                                        attorneys-in-fact, executors,
                                        administrators, trustees, etc. should so indicate. If a shareholder is a corporation, please sign in full corporate name by president of other authorized officer. If a shareholder is in a partnership, please sign in partnership name by authorized person.

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature (if held jointly)

                                        ----------------------------------------
                                        Date                    MMF_19133_063008

                      EVERY SHAREHOLDER'S VOTE IS IMPORTANT









                        PLEASE SIGN, DATE AND RETURN YOUR
                                   PROXY TODAY















                  PLEASE DETACH AT PERFORATION BEFORE MAILING.

BY SIGNING AND DATING THIS PROXY CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED, OR, IF NOT MARKED TO VOTE, "FOR" EACH PROPOSAL AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. WHETHER OR NOT YOU INTEND TO PERSONALLY ATTEND THE MEETING, PLEASE COMPLETE, DETACH AND MAIL THIS PROXY CARD AT ONCE IN THE ENCLOSED ENVELOPE.

TO VOTE, PLEASE MARK BLOCKS IN BLUE OF BLACK INK AS FOLLOWS: [X]

                                                     FOR     AGAINST    ABSTAIN

1.   To Liquidate and Dissolve the Fund, as set      [ ]     [ ]        [ ]
     forth in the Plan of Liquidation and
     Dissolution attached to the accompany proxy statement as Appendix A.

2.   To vote and otherwise represent the
     undersigned on other matters that properly come before the meeting and any adjourned session of the meeting in the discretion of the proxy holder.

                                MMF_19133_063008